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                                                                    EXHIBIT 3.51

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           RADIO ONE OF CHARLOTTE, LLC

      THE UNDERSIGNED Sole Member of Radio One of Charlotte, LLC (the "Company"), acting pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq. as amended (the "Delaware Act") as to the affairs of the company and the conduct of its business, does hereby certify and agree as follows:

1. Name Formation. The name of the Company is Radio One of Charlotte, LLC, or such other name as the Member may from time to time hereafter designate. The Sole Member hereby acknowledges the formation of the Company as a limited liability company pursuant to the Delaware Act by virtue of the filing of the Company's Certificate of Formation with the Delaware Secretary of State on May 24, 2000, and confirms and agrees to its status as a Member of the Company.

2. Definitions: Rules of Construction. In addition to terms otherwise defined herein, the following defined terms shall have the meanings set forth below:

      "Agreement" means this Limited Liability Company Agreement of the Company.

      "Event of withdrawal of a Member" means the death, retirement, resignation, expulsion, bankruptcy, liquidation or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

      "Sole Member" means Davis Broadcasting Acquisition, Inc., a corporation formed under the laws of the State of Delaware.

      "Member" means the Sole Member or any successor or assign thereof.

      Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereafter" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions or sections thereof.

3. Purposes. The purpose of the Company shall be to engage in any lawful business activity or transaction that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities and transactions may be determined by the Member from time to time.

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4.    Powers. In furtherance of the foregoing purposes, subject to the provisions of this Agreement, the Company shall have the power to take any action or incur any obligation in connection with, or to facilitate and support the purposes of, the Company, so long as said actions and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware Act.

5.    Offices.

      a. The principal business office of the Company, and such additional offices as the Member may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

      b. The registered office of the Company in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805. The registered agent of the Company for service of process at such address is Corporation Service Company.

6.    Members.

      a. The name and business or residence address of the Sole Member of the Company is as set forth on Schedule I attached hereto, as the same may be amended or modified from time to time.

      b. The Member may admit additional members upon such terms and conditions as the Member shall determine, and in the event of any such admission, this Agreement shall be amended to the extent necessary or deemed desirable by the Member in order to provide for governance of and other matters affecting the Company as affected by any such admission.

      c. Notwithstanding any provision of this Agreement, every Member by virtue of having become a Member shall be held to have become a party hereto and to have expressly assented and agreed to the terms hereof. Members, in their capacity as Members, shall not manage the Company, and shall have no right, power or authority to act on behalf of, or to bind, the Company.

      d. The Member may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of the winding up of the Company, a certificate of cancellation canceling the Company's certification of formation.

7. Term. The Company shall continue until dissolved and terminated in accordance with Section 11 of the Agreement.

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8.    Management of the Company.

      a. The business and affairs of the Company shall be managed by the Managers to be appointed by the Sole Member. The Sole Member shall also determine how many persons will serve as Managers. Except as provided In this Agreement, the Managers shall have the exclusive authority and full discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company, and to take all actions deemed necessary or appropriate to accomplish the purpose of the Company. The initial Manager of the Company shall consist of one person as follows: Gregory A. Davis.

      b. Removal of Managers. Managers may be removed at any time, with or without cause, by the Member.

      c. Manager Meetings and Voting. Meetings of the Managers (which may be in person or by telephone) may be called at any time by any Manager by giving at least two business days prior written notice to all other Managers. Each Manager shall have one vote and the vote of a majority of the Managers present at a meeting shall be the act of the Managers.

      d. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Managers maybe taken without a meeting if all Managers consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Managers.

      e. Officers. The Managers may appoint officers of the Company with such titles as it may elect, to act on behalf of the Company with such power and authority as the Managers may delegate in writing to any such person.

9.    Accounting Matters.

      a. Except as otherwise expressly provided in this Agreement or the Internal Revenue Code of 1986, as amended (the "Code") or the Treasury Regulations, the Company shall allocate its tax items in the same manner and percentages as its book items are allocated.

      b. The tax year of the Company shall be the calendar year. The Company shall adopt such methods of accounting as are determined by the Manager(s) upon the advice of the certified public accounting firm servicing the Company.

      c. The Sole Member shall be the "Tax Matters Member" for federal income tax purposes.

10. Distributions/Allocations. Distributions of cash or other assets of the Company shall be made at such time and in such amounts as the Manager(s) may determine.

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      Notwithstanding anything to the contrary contained in this Agreement, the
      Company shall not make a distribution if such distribution would violate
      Section 18-607 (insolvency) of the Delaware Act or other applicable law.

11. Dissolution. Subject to the provisions of Section 13 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

      a.    The determination of the Member; or

      b. The occurrence of an event of withdrawal of a Member or any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

12. Liquidation. Upon the dissolution of the Company, the Sole Member (or any liquidator appointed by the Sole Member) shall promptly take any action required under applicable law to effect such dissolution, wind up the affairs of the Company, liquidate the assets of the Company, and distribute the proceeds of such liquidation in accordance with the provisions of Section 18-804 of the Delaware Act. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors to enable the Sole Member to minimize losses.

13.   Limitation on Liability.

      a. A Member shall not be liable, responsible or accountable to the Company or any other Member in damages or otherwise for any acts, or for any failure to act, except for fraud, bad faith or gross negligence. Each Manager shall perform his managerial duties in good faith, in a manner he reasonably believes to be in the best interests of the Company. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company. A Manager does not, in any way, guarantee a profit for the Member from the operations of the Company. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of the failure of the Manager to meet the standard set forth in this Section.

      b. A Manager shall not be required to manage the Company as its sole and exclusive function and each Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Managers or to the income or proceeds derived therefrom. A Manager shall incur no liability to the Company or to the Member as a result of engaging in any other business or venture.

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14.   Indemnity of Managers, Employees and Agents.

      a. To the maximum extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Manager of the Company or is or was serving at the request of the Company as a Manager or officer of another corporation, limited liability company, or other enterprise, from and against all costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the maximum extent permitted by law, the Company may indemnify any employee or agent who is not a Manager who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Company from and against all costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided that the indemnification in any given situation is approved by the Managers.

      b. Any indemnification under paragraph (a) of this Section (unless ordered by a Court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph (a) of this Section. Such determination shall be made by the Sole Member.

      c. Expenses (including attorney's fees and disbursements) incurred by any Manager in defending any proceeding described in paragraph (a) above, shall be paid by the Company as an advance to such Manager, in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of such Manager to repay the amount so advanced by the Company if it is ultimately determined that such Manager is not entitled to be indemnified by the Company pursuant to this Section.

15. Merger Agreement. The Merger Agreement as of May 31, 2000 among Davis Broadcasting, Inc. ("DBI"), the Company, and the Sole Member of the Company, whereby DBI shall be merged with and into the Company, with the Company as the surviving company, is hereby approved. The officers of the Company are authorized and

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      empowered to execute and deliver the Merger Agreement and any amendments thereto on behalf of the Company. Such execution and delivery thereof shall be conclusive evidence of such officers approval, the Manager's approval and the Sole Member's approval.

16. Further Assurances. The Member shall hereafter execute and deliver such further instruments and documents and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement, including, without limitation, executing and delivering any amended modified or restated limited liability company agreements.

17. Amendments. This Agreement may be amended only upon the written consent of the Member.

18. Governing Law. The Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

19. Section Headings. Section headings in this Agreement are for convenience only and shall have no force or effect for any purpose whatsoever.

      IN WITNESS WHEREOF, the undersigned party has duly executed this Limited Liability

Company Agreement as of May 30, 2000.

                                           SOLE MEMBER:

                                           DAVIS BROADCASTING ACQUISITION, INC.

                                           By: /s/ Gregory A. Davis
                                               ---------------------------------
                                               Name: Gregory A. Davis
                                               Title: President

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                                   SCHEDULE I

                      MEMBER OF RADIO ONE OF CHARLOTTE, LLC

     Name & Address of Member         Percentage Interest
------------------------------------  -------------------
Davis Broadcasting Acquisition, Inc.         100%
2203 Wynnton Road
Columbus, GA 31906